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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): JULY 18, 2003
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                                  DSL.NET, INC.
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             (Exact Name of Registrant as Specified in Its Charter)




                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)




       000-27525                                           06-1510312
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(Commission File Number)                       (IRS Employer Identification No.)




               545 LONG WHARF DRIVE, NEW HAVEN, CONNECTICUT   06511
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               (Address of Principal Executive Offices)     (Zip Code)




       Registrant's telephone number, including area code: (203) 772-1000
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ITEM 5.  OTHER EVENTS.

            On July 18, 2003, DSL.net, Inc. ("DSL.net") entered into a Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement") with Deutsche Bank AG London, acting through DB Advisors LLC as Investment Agent ("Deutsche Bank"), VantagePoint Venture Partners III (Q), L.P., VantagePoint Venture Partners III, L.P., VantagePoint Communications Partners, L.P. and VantagePoint Venture Partners 1996, L.P. (collectively, the "Investors") relating to the sale and purchase of an aggregate of (i) $30,000,000 in senior secured promissory notes (the "Notes") and (ii) warrants to purchase 157,894,737 shares of DSL.net's common stock for a period of three years at an exercise price of $0.38 per share (the "Warrants"). The aggregate purchase price for the Notes and Warrants was $30,000,000.

            Subject to the terms and conditions of the Note and Warrant Purchase Agreement, DSL.net issued an aggregate of $30,000,000 in principal amount of Notes to the Investors on July 18, 2003. Principal on the Notes is payable in a single payment on July 18, 2006. The Notes provide for an annual interest rate of 1.23%, payable in cash quarterly in arrears commencing on October 18, 2003, unless DSL.net elects to capitalize such interest and pay it together with the principal amount of the Notes at maturity on July 18, 2006. Pursuant to the terms of an Agency, Guaranty and Security Agreement (the "Security Agreement") by and among DSL.net, certain of DSL.net's subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, and the Investors, DSL.net's obligations under the Notes are secured by a security interest in a majority of the personal property and assets of DSL.net and certain of its subsidiaries.

            Subject to the terms and conditions of the Note and Warrant Purchase Agreement, DSL.net will issue a warrant (the "Initial Warrant") to purchase 12,950,000 shares of its common stock to Deutsche Bank upon approval by The Nasdaq Stock Market of the listing of the shares of common stock issuable upon exercise of the Initial Warrant. Deutsche Bank may not exercise or transfer the Initial Warrant until the earlier of (i) the issuance of the Additional Warrants (as defined below) or (ii) the failure of DSL.net to pay the Termination Amount (as defined below) on or before the second business day after receipt by DSL.net of notice that the Termination Amount is due (as described below).

            DSL.net will issue to the Investors (or their assignees) the remaining Warrants (the "Additional Warrants") to purchase an aggregate of 144,944,737 shares of its common stock after the following conditions have been met:

            o Stockholder approval of (i) amendments to DSL.net's certificate of incorporation to, among other things, increase the authorized number of shares of DSL.net's common stock, and
                  (ii) the issuance of the Warrants (collectively, the "Required Stockholder Approvals"); and

            o Receipt of regulatory approvals from certain state public utility commissions.

            In connection with the Note and Warrant Purchase Agreement, certain holders of DSL.net's Series X preferred stock and Series Y preferred stock entered into a voting agreement which obligates them to vote in favor of the Required Stockholder Approvals. DSL.net believes that the stock subject to such voting agreement is sufficient to obtain the Required Stockholder Approvals and that the Required Stockholder Approvals will therefore be obtained at DSL.net's 2003 annual meeting of stockholders. However, if DSL.net does not obtain the Required Stockholder Approvals within 180

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days after July 18, 2003 for any reason other than Deutsche Bank's failure to fulfill its obligations under the Note and Warrant Purchase Agreement, then, upon receipt by DSL.net of written notice (the "Notice") from Deutsche Bank (or its assignees), DSL.net shall pay to the Investors in full all accrued interest and 110% of the outstanding principal under each of the Notes (the "Termination Amount"). If DSL.net timely pays the Termination Amount, all Notes shall be cancelled, all security interests granted to the Investors by DSL.net under the Security Agreement shall be released and the Initial Warrant shall be cancelled. If DSL.net fails to pay the Termination Amount on or before the second business day following the receipt by DSL.net of the Notice, then it will be considered an event of default under the Security Agreement and the Initial Warrant shall become immediately transferable and exercisable. If DSL.net subsequently pays the Termination Amount, then all Notes shall be cancelled and all security interests granted by DSL.net to the Investors under the Security Agreement shall be released.

            The proceeds from the sale of the Notes and Warrants will be used by DSL.net for general corporate purposes, including acquisitions, the expansion of DSL.net's sales and marketing activities and repayment of debt and lease obligations. DSL.net has paid, or paid into escrow, approximately $10.2 million for the repayment of its debt and lease obligations (including repayment of all of its obligations under its bank credit facility, certain capital leases and (if approved by the bankruptcy court overseeing the noteholder's estate) a note issued by DSL.net to Network Access Solutions Corporation in connection with an acquisition).

            On July 18, 2003, in connection with the Note and Warrant Purchase Agreement, DSL.net, the Investors and certain of the stockholders of DSL.net entered an Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), which provides for rights relating to election of directors, the registration of DSL.net's common stock and certain protective provisions. The Stockholders Agreement provides that the DSL.net board of directors shall consist of no more than eleven directors unless an increase is required for DSL.net to comply with its certificate of incorporation or with the rules and regulations of the Securities and Exchange Commission or any stock market or exchange on which DSL.net's common stock is listed relating to director independence. In connection with the election of the directors, the Investors and the holders of DSL.net's Series X preferred stock and Series Y preferred stock have agreed to vote all their shares of DSL.net capital stock for:

            o Four designated representatives of investment funds affiliated with VantagePoint Venture Partners, a DSL.net stockholder; provided, however, that if the board of directors consists of ten or fewer directors, VantagePoint Venture Partners shall only have the right to designate three representatives and the fourth position will be filled by an independent director;

            o One designated representative of the holders of a majority of the outstanding Series Y preferred stock;

            o     The chief executive officer of DSL.net;

            o So long as (A) Deutsche Bank (or its assignees) beneficially owns outstanding Notes with an aggregate principal amount of at least $10,000,000 or at least 52,631,579 shares of common stock issued or issuable upon exercise of the Warrants, two designated representatives of Deutsche Bank (or its assignees) and (B) if Deutsche Bank (or its assignees) are no longer entitled to designate directors pursuant to clause (A) above, for so

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                  long as Deutsche Bank (or its assignees) beneficially owns outstanding Notes with an aggregate principal amount of at least $5,000,000 or at least 26,315,790 shares of common stock issued or issuable upon exercise of the Warrants, one designated representative of Deutsche Bank (or its assignees); and

            o Three independent directors nominated by the nominating committee of the DSL.net board of directors, which nominees shall not be affiliates of Deutsche Bank or of any holder of DSL.net's Series X or Series Y preferred stock.

Any directors not required to be elected as set forth above shall be designated by the holders of Series X preferred stock, if required by DSL.net's certificate of incorporation, or shall be independent directors.

            On July 18, 2003, the size of the DSL.net board of directors was increased to eleven members and Glen MacMullin and Roger Ehrenberg, the designees of Deutsche Bank, were elected to serve as a Class I Director and as a Class III Director, respectively.

            A copy of a specimen of the Note is attached hereto as Exhibit 4.01, a copy of a specimen of the Warrant is attached hereto as Exhibit 4.02, a copy of the Note and Warrant Purchase Agreement is attached hereto as Exhibit 10.01, a copy of the Security Agreement is attached hereto as Exhibit 10.02, a copy of the Voting Agreement is attached as Exhibit 10.03 and a copy of the Stockholders Agreement is attached hereto as Exhibit 10.04. Each of the foregoing exhibits is incorporated herein by reference. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)  Exhibits.

      Exhibit
      Number                             Exhibit
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      4.01        Form of Senior Secured Promissory Note.

      4.02        Form of Warrant to Purchase Shares of Common Stock.

      10.01 Note and Warrant Purchase Agreement dated as of July 18, 2003, by and among DSL.net and the investors named therein.

      10.02 Agency, Guaranty and Security Agreement dated as of July 18, 2003, by and among DSL.net, certain of DSL.net's subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, and the investors named therein.

      10.03 Voting Agreement dated as of July 18, 2003, by and between DSL.net, the stockholders named therein and the investors named therein.

      10.04 Amended and Restated Stockholders Agreement dated as of July 18, 2003, by and among DSL.net, the stockholders named therein and the investors named therein.

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                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DSL.NET, INC.



Dated:  August 4, 2003            By: /s/ Stephen Zamansky
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                                      Stephen Zamansky
                                      Senior Vice President, General Counsel and
                                      Secretary

























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                                INDEX TO EXHIBITS


      Exhibit
      Number                             Exhibit
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      4.01        Form of Senior Secured Promissory Note.

      4.02        Form of Warrant to Purchase Shares of Common Stock.

      10.01 Note and Warrant Purchase Agreement dated as of July 18, 2003, by and among DSL.net and the investors named therein.

      10.02 Agency, Guaranty and Security Agreement dated as of July 18, 2003, by and among DSL.net, certain of DSL.net's subsidiaries, Deutsche Bank Trust Company Americas, as administrative agent, and the investors named therein.

      10.03 Voting Agreement dated as of July 18, 2003, by and between DSL.net, the stockholders named therein and the investors named therein.

      10.04 Amended and Restated Stockholders Agreement dated as of July 18, 2003, by and among DSL.net, the stockholders named therein and the investors named therein.












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